EXHIBIT 10.39

FOURTH AMENDMENT TO THE

PROFIT PARTICIPATION PLAN OF

MOODY’S CORPORATION

The Profit Participation Plan of Moody’s Corporation is hereby amended as follows, effective as of January 1, 2013:

1. A new Section 2(m) is added to read as follows:

“Threshold” means an Increase in Pro-forma Earnings Per Share equal to the greater of (i) ten percent (10%) or (ii) two percent (2%) in excess of targeted Earnings Per Share percentage growth for the Plan Year.

2. Section 4.3 is amended to read as follows:

In the event the Increase in Pro-forma Earnings Per Share for any Plan Year equals or exceeds the Threshold, the Company shall make Profit Sharing Contributions for such Plan Year. In order to receive a Profit Sharing Contribution for a Plan Year, a Participant must be actively employed by the Company or an Affiliate on December 31 of the applicable Plan Year and be classified by the Company or the Affiliate as a full-time or part-time employee as of such date. Such Profit Sharing Contributions and the allocation thereof shall be determined in accordance with the following table:

Increase in Pro-forma Earnings Per Share for the Plan Year	Profit Sharing Contribution (Percentage of Eligible Employee’s Compensation for the Plan Year)
Threshold	0.4%
3% above Threshold	0.9%
5.5% above Threshold	1.2%
8% above Threshold	1.6%
10% or more above Threshold	1.8%

If the Increase in Pro-forma Earnings Per Share for any Plan Year results in a percentage between any two percentages shown on the above table, the Company shall compute the Profit Sharing Contribution amounts by mathematical interpolation and rounding the right-hand column upward to the one-tenth of one percent of Compensation, subject to the first sentence of this Section 4.3.

Notwithstanding the foregoing, in no event shall a Profit Sharing Contribution be credited to the Account of a Participant if applicable law (including, without limitation, the Dodd–Frank Wall Street Reform and Consumer Protection Act) prohibits the Participant from being credited with such Profit Sharing Contribution.

MOODY’S 2012 10-K